UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2014

Argos Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35443	56-2110007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4233 Technology Drive
Durham, North Carolina 27704
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (919) 287-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (b)           On October 29, 2014, David Gryska voluntarily resigned from Argos Therapeutics, Inc.’s (the "Company’s") Board of Directors, effective at close of business on October 31, 2014. There were no disagreements between Mr. Gryska and the Company or any officer or director of the Company which led to Mr. Gryska’s resignation. Mr. Gryska had served on the Board of Directors since 2012. With the resignation, Mr. Gryska also resigned from his role as chairman of the Audit Committee and as a member of the Compensation Committee.

In connection with Mr. Gryska’s resignation, the Company’s Board of Directors has approved the following committee appointments, effective immediately upon Mr. Gryska’s resignation:

-	Jean Lamarre, a current member of the Audit Committee, has been elected Chairman of the Audit committee;

-	Brian Underdown, Ph.D. has been appointed to the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGOS THERAPEUTICS, INC.

By:	/s/ Jeffrey D. Abbey
Name:	Jeffrey D. Abbey
Title:	President and Chief Executive Officer

DATED: October 31, 2014